UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017 (October 17, 2017)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On October 23, 2017, Arconic Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Charles P. “Chip” Blankenship, as Chief Executive Officer of the Company, effective January 15, 2018 (the “Effective Date”), to succeed Interim Chief Executive Officer David P. Hess. Mr. Hess will continue to serve on the Board as a director. Upon the Effective Date, Mr. Blankenship will also join the Board as a director. Mr. Blankenship will be appointed to serve on one or more Board committees on or after the Effective Date.

Mr. Blankenship, age 51, was Senior Vice President of Haier Group, and President and Chief Executive Officer of its GE Appliances business from June 2016 to June 2017. He currently serves as advisor to the Executive Council of GE Appliances. GE Appliances was a division of General Electric Company until June 2016, when it was acquired by Qingdao Haier Co., Ltd., and Mr. Blankenship served as its President and Chief Executive Officer from December 2011 until June 2016. Prior to GE Appliances, Mr. Blankenship served as Vice President and General Manager of the Commercial Engines Operation for GE Aviation from July 2008 until December 2011. From April 2006 to July 2008, Mr. Blankenship was the General Manager of Aero Energy, a division of GE Energy. Mr. Blankenship earned a Bachelor’s of Science degree in materials engineering from Virginia Tech and a doctorate in materials science and engineering from the University of Virginia.

Employment Agreement

The Company entered into a letter agreement dated October 19, 2017 with Mr. Blankenship in connection with his appointment as Chief Executive Officer of the Company, effective as of the Effective Date. Pursuant to the letter agreement, Mr. Blankenship will receive a base salary at an annual rate of $1,250,000, will be eligible for a target annual cash incentive compensation opportunity of 150% of his salary, and will receive a 2018 annual equity award with a grant date fair value of $8,500,000. The letter agreement provides that Mr. Blankenship will be paid a special sign-on cash bonus of $650,000 and will be granted a special one-time stock option award with a grant date fair value of $4,000,000, vesting in full on the fourth anniversary of the grant date, subject to his continued employment with the Company, as well as a special one-time restricted stock unit award with a grant date fair value of $3,000,000, vesting in full on the third anniversary of the grant date, subject to his continued employment with the Company. Pursuant to the letter agreement, Mr. Blankenship has committed to purchase shares of Arconic common stock with an aggregate purchase price of $1,000,000.

The letter agreement requires Mr. Blankenship to relocate to the metropolitan area in which the Company headquarters is located within 18 months following the Effective Date, and provides certain pre-relocation benefits in connection with his performance of services at the Company headquarters, including use of Company aircraft to commute between his current residence and Company headquarters. The letter agreement also provides that Mr. Blankenship will be eligible to participate in the Company’s Executive Severance Plan and Change in Control Severance Plan and that, for purposes of his participation in the Executive Severance Plan, a resignation by him for good reason (as defined in the letter agreement) would constitute a severance event.

Mr. Blankenship also entered into a confidentiality, developments, non-competition and non-solicitation agreement attached to the letter agreement, which includes a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during employment and for a period of one year following termination of employment for any reason.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

In addition, the Company will enter into an indemnity agreement with Mr. Blankenship, in the form approved in principle by the Company’s shareholders and which the Company has entered into with each of its directors and officers to supplement the indemnification coverage provided by the Company’s Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation Law. (See Form of Indemnity Agreement between the Company and individual directors or officers, incorporated by reference to exhibit 10(j) to the Company’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.)

A copy of the Company’s press release announcing the appointments of Mr. Blankenship as Chief Executive Officer and Mr. Plant as Chairman of the Board, described below in Item 8.01, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Compensation Arrangements with Interim Chief Executive Officer

On October 23, 2017, the Company awarded Mr. Hess deferred restricted stock units with a grant date value of $3,000,000, which will vest on the Effective Date, subject to his continued employment through the Effective Date, and will be settled in three equal installments on each of the first three anniversaries of the Effective Date. The Company also established a target annual bonus opportunity for Mr. Hess for the 2017 fiscal year of $1,000,000, with the amount of any actual bonus to be determined following the conclusion of the fiscal year, based upon actual Company performance.

Appointment of Eric V. Roegner and Departure of Karl Tragl

On October 17, 2017, Arconic appointed Eric V. Roegner as Executive Vice President and Group President, Arconic Engineered Products and Solutions, succeeding Karl Tragl, effective as of October 23, 2017. Mr. Roegner, who joined the Company in 2006, served as Executive Vice President and Group President, Arconic Global Rolled Products, in his most recent role.

A copy of the Company’s press release announcing the appointment of Mr. Roegner and the departure of Mr. Tragl is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 23, 2017, the Company announced that the independent directors of the Board appointed John C. Plant, a current independent director of the Company, as Chairman of the Board, effective October 23, 2017, to succeed Interim Chair Patricia F. Russo. Ms. Russo will continue to serve on the Board as a director.

A copy of the Company’s press release announcing the appointments of Mr. Blankenship as Chief Executive Officer, described above in Item 5.02, and Mr. Plant as Chairman of the Board, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter agreement, by and between Arconic Inc. and Charles P. Blankenship, dated as of October 19, 2017.

99.1	Arconic Inc. press release, dated October 23, 2017.

99.2	Arconic Inc. press release, dated October 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: October 23, 2017	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement, by and between Arconic Inc. and Charles P. Blankenship, dated as of October 19, 2017.

99.1	Arconic Inc. press release, dated October 23, 2017.

99.2	Arconic Inc. press release, dated October 23, 2017.